SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 20, 2005
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                            BellaVista Capital, Inc.
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             (Exact name of registrant as specified in its charter)


       Maryland                     0-30507                     94-3324992
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(State or other jurisdiction     (Commission                   (IRS Employer
     of incorporation)            File Number)              Identification No.)


               420 Florence Street, Suite 200, Palo Alto, CA 94301
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (650) 328-3060
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                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(b) As of July 22, 2005, James Barrington resigned from the registrant's board of directors. As of July 22, 2005, Robert Puette resigned from his current position as chairman of the board of directors, for the sole purpose of the realignment of the board of directors described under (d) below.

(d) As of July 22, 2005, the board of directors amended the registrant's bylaws to increase the number of directors on its board of directors from three to five. The four vacancies created by director resignations and the increase in the number of directors were filled by the board by its appointment of Robert Puette, William Offenberg, Patricia Wolff, and Jeffrey Black as members of the board of directors. William Offenberg was appointed as chairman of the board. All newly appointed directors will be nominated for election at the registrant's annual meeting, scheduled for October 2005. The remaining director, Michael Rider, and the directors appointed to fill the vacancies, will be in the following classes designated in the registrant's bylaws, with the dates in parentheses indicating the designated date of the next annual meeting as of which each class's term expires:

CLASS I Director (2006)

Robert Puette

CLASS II Directors (2007)

Patricia Wolf
Jeffrey Black

CLASS III Directors (2005)

William Offenberg
Michael Rider

Item 7.01  Regulation FD Disclosure.


On July 22, 2005, the registrant will mail a letter dated as of that date to its shareholders. A copy of the letter is attached to this report as Exhibit 20.1.


Item 9.01.      Financial Statements and Exhibits


Exhibit 20.1    Letter to Shareholders dated July 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   July 21, 2005           BellaVista Capital, Inc.



                                 By:  /s/ MICHAEL RIDER
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                                      Michael Rider, Chief Executive Officer